EXHIBIT 3.1

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
BRISTOL ENERGY FUND L.P.

Under Section 121-202 of the Revised Limited Partnership Act

The undersigned, desiring to amend the Certificate of Limited Partnership of Bristol Energy Fund L.P. (the “Partnership”) pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

FIRST:	The name of the Partnership is Bristol Energy Fund L.P.

The name under which the Partnership was formed is Smith Barney Bristol Energy Fund L.P.

SECOND:	The date of filing of the Certificate of Limited Partnership is April 20, 2005.

THIRD:	By this Certificate of Amendment, the Certificate of Limited Partnership of the Partnership is hereby amended to change the person to whose attention the Secretary of State shall mail a copy of any process against the Partnership.

The Certificate of Limited Partnership of the Partnership is hereby amended in the following respects:

Paragraph THIRD of the Certificate of Limited Partnership, relating to the designation of the secretary of state as the organization’s agent upon whom process may be served and the address where the secretary of state shall mail a copy of any process so served, is hereby amended in its entirety and, in lieu thereof, is inserted the following:

“3.           The Partnership hereby designates the Secretary of State as its agent upon whom all process in any action or proceedings against it may be served within the State of New York.  The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

Ceres Managed Futures LLC
522 Fifth Avenue, 14th Floor
New York, New York 10036
Attention: Walter Davis.”

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 2nd day of September, 2011.

By:       Ceres Managed Futures LLC,
General Partner

By:       /s/ Walter Davis___________________
Walter Davis
Authorized Person